EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares (including Class A ordinary shares in the form of American depositary shares) of Smart Share Global Limited, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 10, 2025.

Mars Guangyuan Cai

/s/ Mars Guangyuan Cai

Smart Share Holdings Limited

By:	/s/ Mars Guangyuan Cai
Name:	Mars Guangyuan Cai
Title:	Director

Peifeng Xu

/s/ Peifeng Xu

Super June Limited

By:	/s/ Peifeng Xu
Name:	Peifeng Xu
Title:	Director

Victor Yaoyu Zhang

/s/ Victor Yaoyu Zhang

Victor Family Limited

By:	/s/ Victor Yaoyu Zhang
Name:	Victor Yaoyu Zhang
Title:	Director

Maria Yi Xin

/s/ Maria Yi Xin

Jade Dew Capital Limited

By:	/s/ Maria Yi Xin
Name:	Maria Yi Xin
Title:	Director